Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Life Clips, Inc. (the Company”) on Form 10-Q/A for the period ended herein as filed with the Securities and Exchange Commission (the “Report”), I, Victoria Rudman, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by this report and results of operations of the registrant for the period covered by this report.

Dated: March 14, 2017

/s/ Victoria Rudman
Victoria Rudman
Chief Financial Officer